April 10, 2000

Securities America Inc.
7100 West Center Road
Suite 500
Omaha, NE  68106-5001

Ladies and Gentlemen:

This is to confirm our agreement that:

(1) Effective as of April 1, 2000, in Section 2 of Schedule A to the Selling Agent Agreement made as of March 10, 1999, by and between American Express Financial Advisors Inc. and Securities America Inc. (the "Selling Agent Agreement"), ".0.08%" shall replace ".0.10%".

Please note that this is the first amendment to the Selling Agent Agreement or a schedule thereto.

Very truly yours,

AMERICAN EXPRESS FINANCIAL ADVISORS INC.

By:        /s/ Douglas K. Dunning                 By:   /s/ Chris A. Ingvalson

Print name:    Douglas K. Dunning              Print name:  Chris A. Ingvalson

Print title:   Vice President - Assured        Print title:  Assistant Secretary
               Assets Product Development
               and Management


Accepted and agreed to by

SECURITIES AMERICA INC.

By:       /s/  Steven F. McWhorter

Print name:    Steven F. McWhorter

Print title:   Chairman & CEO

Date:          4/11/2000